Exhibit 16.1


                               Arthur Andersen LLP
                               One Financial Plaza
                             Hartford, CT 06103-2699


May  16,  2002


Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

Dear  Sir/Madam:

We have read the first three paragraphs of Item 4 included in the Form 8-K dated May 21, 2002 of EDAC Technologies Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very  truly  yours,

ARTHUR  ANDERSON  LLP


By   /s/  Laurie  H.  Londergan
   ----------------------------
     Laurie  H.  Londergan